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                                                                   Exhibit 23.01






                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in the following registration statements and related prospectuses of our report dated March 26, 2002 on the consolidated balance sheet of Surety Capital Corporation as of December 31, 2001, and the related consolidated statements of operations, comprehensive loss, changes in shareholders' equity, and cash flows for the year then ended, which report is included in this Annual Report on Form 10-KSB.

Form S-8 - File No. 33-63695
Form S-8 - File No. 333-20615
Form S-8 - File No. 333-57253


/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
April 15, 2002